Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Poseida Therapeutics, Inc. of our report dated April 17, 2020, except for the effects of the reverse stock split discussed in Note 1 to the consolidated financial statements, as to which the date is July 6, 2020 relating to the financial statements of Poseida Therapeutics, Inc., which appears in Poseida Therapeutics, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-239321).

/s/ PricewaterhouseCoopers LLP

San Diego, California

July 23, 2020